Exhibit 99.1
FOR IMMEDIATE RELEASE
Agilysys Amends Fiscal 2008 Second Quarter Release
BOCA RATON, Fla. — November 2, 2007 — Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative IT solutions, amends its Fiscal 2008 second quarter release. In the news release issued on November 1, 2007, “Agilysys Reports Unaudited Fiscal 2008 Second-Quarter Results,” the company reported net sales and cost of goods sold for both products and services for three and six months ended September 30, 2007. Such financial information is being revised with no effect to sales, cost of goods sold or gross margin. The revision is to reflect a $5.4 million reclassification of cost of goods sold from product costs to services cost for the three and six months ended September 30, 2007. The reclassification will be reflected in the Company’s Form 10-Q for the period ended September 30, 2007, which will be filed with the Securities and Exchange Commission later today. We encourage readers to review the Form 10-Q for additional information.
Forward-Looking Language
Portions of this release, particularly the statements made by management and those that are not historical facts, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current assumptions and expectations, and are subject to risks and uncertainties, many of which are beyond the control of Agilysys. Many factors could cause Agilysys actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Agilysys subsequent Securities and Exchange Commission (SEC) filings.
Potential factors that could cause actual results to differ materially from those expressed or implied by such statements include, but are not limited to, those relating to Agilysys long-term financial goals, anticipated revenue gains, sales volume, margin improvements, cost savings, capital expenditures, depreciation and amortization, and new product introductions.
Other associated risks include geographic factors, political and economic risks, the actions of Agilysys competitors, changes in economic or industry conditions or in the markets served by Agilysys, and the ability to appropriately integrate and derive performance from acquisitions, strategic alliances, and joint ventures.
In addition, this release contains time-sensitive information and reflects management’s best analysis only as of the date of this release. Agilysys does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Information on the potential factors that could affect Agilysys actual results of operations is included in its filings with the SEC, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended March 31, 2007. Interested persons can obtain it free at the SEC’s Web site, www.sec.gov.
About Agilysys
Agilysys is a leading provider of innovative IT solutions to corporate and public-sector customers, with special expertise in select markets, including retail and hospitality. The company uses technology — including hardware, software and services — to help customers resolve their most complicated IT needs. The company possesses expertise in enterprise architecture and high availability, infrastructure optimization, storage and resource management, identity management and business continuity; and provides industry-specific software, services and expertise to the retail and hospitality markets.

Headquartered in Boca Raton, Fla., Agilysys operates extensively throughout North America, with additional sales offices in the United Kingdom and China.
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Analysts/Investor Contact:	Martin Ellis Executive Vice President, Treasurer and Chief Financial Officer Agilysys, Inc. 561-999-8780 martin.ellis@agilysys.com

Media Contact:	Julie Young Director, Corporate Communications Agilysys, Inc. 440-519-8160 julie.young@agilysys.com